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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

RE:  NEXSTAR PHARMACEUTICALS, INC. REGISTRATIONS:
    On Form S-8 (File No. 33-80938)
    and Form S-8 (File No. 33-97206)
    and Form S-8 (File No. 333-34515)
    and Form S-8 (File No. 33-88074)
    and Form S-8 (File No. 333-07887)
    and Form S-8 (File No. 333-07889)
    and Form S-8 (File No. 33-90994)
    and Form S-8 (File No. 333-00758)
    and Form S-8 (File No. 333-35827)

Gentlemen:

    We consent to the incorporation by reference in the above referenced registration statements of our report dated January 7, 1999, except for Note 13, for which the date is March 1, 1999, on our audit of the consolidated financial statements of Proligo LLC as of November 30, 1998 and for the period from August 15, 1998 through November 30, 1998 which report is included in this Annual Report on Form 10-K/A. We also consent to the reference to our firm under the caption "Selected Financial Data."

PricewaterhouseCoopers LLP

Denver, Colorado
June 22, 1999